Exhibit 12.1    Statement of Ratio of Earnings to Fixed Charges


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
                                                                                                                   Nine Months
                                                                                                                      Ended
                                                                   Year Ended December 31,                          Sept. 30,
                                          --------------------------------------------------------------------      ---------
                                             1992           1993           1994           1995          1996           1997
                                             ----           ----           ----           ----          ----           ----
Consolidated pretax income
  from continuing operations              $  (6,131)     $ (17,581)     $  15,529      $  14,763      $ (7,956)     $  (4,430)

Interest expense                             33,653         28,863         25,372         27,400         31,517        21,763

Amortization of interest
  capitalized in prior periods                  328            358            368            375            373           255

Interest portion of rental expense            1,800          2,070          2,340          3,060          3,030         2,245
                                          ---------      ---------      ---------      ---------      ---------     ---------

   Earnings                               $  29,650      $  13,710      $  43,609      $  45,598      $  26,964     $  19,833
                                          =========      =========      =========      =========      =========     =========


Interest expense                          $  33,653      $  28,863      $  25,372      $  27,400      $  31,517     $  21,763

Interest capitalized during period              804            616            627            196              0             0

Interest portion of rental expense            1,800          2,070          2,340          3,060          3,030         2,245
                                          ---------      ---------      ---------      ---------      ---------     ---------

   Fixed Charges                          $  36,257      $  31,549      $  28,339      $  30,656      $  34,547     $  24,008
                                          =========      =========      =========      =========      =========     =========


Ratio of Earnings to Fixed Charges               --             --           1.54           1.49              --           --

Deficiency in Earnings Available
   to Cover Fixed Charges                 $   6,607      $  17,839      $      --      $      --      $   7,583    $   4,175

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